Exhibit 10.21(a)

AMENDMENT NO. 1

TO

CERTEGY INC. STOCK INCENTIVE PLAN

THIS AMENDMENT is made as of this 18th day of June, 2004, by CERTEGY INC. (the “Company”);

W I T N E S S E T H:

WHEREAS, the Company maintains the Certegy Inc. Stock Incentive Plan, as amended and restated as of February 28, 2002 (the “Plan”); and

WHEREAS, the Company now desires to amend the Plan to allow the grant of restricted stock units.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Plan is hereby amended as follows:

1.

Section 2 of the Plan is hereby amended by adding the following new definition between the definitions of the terms “Restricted Shares” and “Rule 16b-3”:

“Restricted Stock Units” or “RSUs” means a right granted under Section 5 of the Plan to receive a number of Shares or a cash payment for each such Share equal to the Fair Market Value of a Share on a specified date.”

2.

The definition of the term “Participant” in Section 2 of the Plan is amended by inserting “, Restricted Stock Units,” after “Option Rights” and before “or Restricted Shares.”

3.

Section 3(a) of the Plan is hereby amended by adding the term “or Restricted Stock Units” after the term “Restricted Shares.”

4.

Section 3(c) of the Plan is hereby amended by inserting “or Restricted Stock Units” after the term “Restricted Shares” in both places it appears.

5.

The first sentence of Section 5 of the Plan is hereby amended by inserting “and Restricted Stock Units” after the term “Restricted Shares.”

6.

Section 5 the Plan is hereby amended by adding the following as a new subsection (h):

“(h) Restricted Stock Units (or RSUs). Awards of Restricted Stock Units may be made to Participants in accordance with the following terms and conditions:

(i) The Committee, in its discretion, shall determine and set forth in a written agreement the number of RSUs to grant to a Participant, the vesting period, and other terms and conditions of the award, including whether the award will be paid in cash, Common Shares or a combination of the two and the time when the award will be payable (i.e., at vesting, termination of employment or another date).

(ii) Unless the agreement granting RSUs provides otherwise, RSUs shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(iii) A Participant to whom RSUs are awarded has no rights as a shareholder with respect to the Common Shares represented by the RSUs unless and until the Common Shares are actually delivered to the Participant; provided, however, RSUs may have dividend equivalent rights if provided for by the Committee.

(iv) The agreement granting RSUs shall set forth the terms and conditions that shall apply upon the termination of the Participant’s employment with the Company (including a forfeiture of RSUs which have not vested upon Participant’s ceasing to be employed) as the Committee may, in its discretion, determine at the time the award is granted.

(v) Any grant of RSUs may specify Management Objectives that, if achieved, may result in vesting or earlier vesting of all or a portion of the RSUs.”

7.

The first paragraph of Section 6 and Section 6(b) of the Plan are hereby amended by adding “or Restricted Stock Units” after the term “Restricted Shares.”

8.

Section 13(c) of the Plan is hereby amended by adding “or Restricted Stock Units” after the term “Restricted Shares.”

9.

This Amendment No. 1 to the Plan shall be effective as of June         , 2004. Except as hereby modified, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 as of the date first written above.

CERTEGY INC.

By: